Exhibit 99.1

Keel Infrastructure Appoints Ganesh Aiyer as President

Mr. Aiyer most recently served as Digital Realty Trust’s Chief Business Officer and brings 25 years of experience leading growth and commercial strategy across the data center and technology sectors

NEW YORK, July 6, 2026 – Keel Infrastructure Corp. (Nasdaq: KEEL; TSX: KEEL) (“Keel Infrastructure” or “Keel”), a North American digital infrastructure and energy company, today announced the appointment of Ganesh Aiyer as President. Mr. Aiyer will report to CEO Ben Gagnon and lead Keel’s commercial and pipeline expansion activities, positioning the Company for long-term growth.

Mr. Aiyer most recently served as Chief Business Officer at Digital Realty Trust, one of the world’s largest data center REITs, which owns and operates more than 300 data centers across 25 countries. At Digital Realty, Mr. Aiyer led global commercial strategy and business operations for hyperscale, cloud, enterprise and channel customers. Before that, Mr. Aiyer held senior executive roles at Schneider Electric and Dell Technologies, driving large-scale growth, sales, and go-to-market strategies across the full data center infrastructure stack.

“We are thrilled to welcome Ganesh to the Keel crew at such an exciting time for the Company,” said CEO Ben Gagnon. “Ganesh has a strong track record of execution and understands how to build go-to-market strategies around differentiated products, and put in place the systems and teams that make growth repeatable and sustainable. As a proven leader, he will be an invaluable asset as we continue to build on Keel’s current commercial momentum for our U.S. sites and expand our power pipeline.”

Ganesh Aiyer, President of Keel Infrastructure

“I have spent my career at the intersection of infrastructure and commercial strategy and believe Keel’s portfolio is distinctly positioned to meet accelerating demand for HPC and AI infrastructure solutions,” said Ganesh Aiyer, President of Keel. “After helping shape the strategy, growth, and transformation of one of the world’s largest digital infrastructure platforms, I have seen firsthand what it takes to build and scale an enduring infrastructure business. I look forward to working with Ben and the team to execute Keel’s strategy and convert our power portfolio into long-term partnerships.”

About Keel Infrastructure

Keel Infrastructure is a North American digital infrastructure and energy company that develops and owns data centers and energy infrastructure for high-performance computing workloads, including AI. With a development pipeline of 2.2 gigawatts and established grid interconnections in place, Keel delivers scalable infrastructure solutions in high-demand power markets across Pennsylvania, Washington and Québec. Keel is headquartered in New York City and trades under the ticker symbol “KEEL” on Nasdaq and TSX. Learn more at www.keelinfra.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable U.S. federal securities laws and Canadian securities laws, including statements regarding Keel’s business strategy, development pipeline, energy infrastructure, customer demand, execution plans, investor outreach and expected future progress. Forward-looking statements are based on current expectations, estimates, assumptions and projections and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to project development, power availability, grid interconnections, customer demand, financing, construction, regulatory approvals, market conditions and other risks described in Keel’s filings with the U.S. Securities and Exchange Commission and applicable Canadian securities regulators. Keel undertakes no obligation to update or revise any forward-looking statements except as required by applicable law.

Investor Relations Contact:	Media Contact:

Laine Yonker	Amanda Ignatius
ir@keelinfra.com	media@keelinfra.com